Item 77C - DWS Inflation Protected
Plus Fund (a series of DWS
Institutional Funds)

Registrant incorporates by
reference to Proxy Statement filed
on
March 13, 2006 (Accession No.
0001193125-06-052403).
A Special Meeting of shareholders
(the "Meeting") of DWS Inflation
Protected Plus Fund (the "Fund")
was held on May 5, 2006, at the
offices
of Deutsche Asset Management, 345
Park Avenue, New York, New York
10154. At the Meeting, the
following matters were voted upon
by the
shareholders (the resulting votes
are presented below).
II-A.	Approval of an Amended and
Restated Investment Management
Agreement with the Fund's Current
Investment Advisor.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
2,201,503.317
..000
711.563
252,769.000

II-B.	Approval of an Amended and
Restated Investment Management
Agreement with Deutsche Investment
Management Americas Inc.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
2,201,503.317
..000
711.563
252,769.000

II-C.	Approval of a Subadvisor
Approval Policy.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
2,201,503.317
..000
711.563
252,769.000

III.	Approval of Revised
Fundamental Investment
Restrictions on:
III-D.	Concentration

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
2,201,503.317
..000
711.563
252,769.000

III-G.	Commodities

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
2,201,503.317
..000
711.563
252,769.000

III-H.	Lending

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
2,201,503.317
..000
711.563
252,769.000

III-I.	Portfolio
Diversification for Diversified
Funds

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
2,201,503.317
..000
711.563
252,769.000

The Meeting was reconvened on June
1, 2006, at which time the
following
matters were voted upon by the
shareholders (the resulting votes
are
presented below):
I.	Election of Board Members.
("Number of Votes" represents all
funds
that are series of DWS
Institutional Funds.)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
7,455,030,120.875
104,822,239.631
Dawn-Marie Driscoll
7,455,029,292.947
104,823,067.559
Keith R. Fox
7,455,033,715.354
104,818,645.152
Kenneth C. Froewiss
7,455,029,385.705
104,822,974.801
Martin J. Gruber
7,455,029,919.097
104,822,441.409
Richard J. Herring
7,455,031,928.134
104,820,432.372
Graham E. Jones
7,455,024,550.559
104,827,809.947
Rebecca W. Rimel
7,455,030,100.541
104,822,259.965
Philip Saunders, Jr.
7,455,028,161.559
104,824,198.947
William N. Searcy, Jr.
7,455,031,234.433
104,821,126.073
Jean Gleason
Stromberg
7,455,028,737.149
104,823,623.357
Carl W. Vogt
7,455,029,690.690
104,822,669.816
Axel Schwarzer
7,455,008,586.708
104,843,773.798

V.	Approval of Amended and
Restated Declaration of Trust.
("Number
of Votes" represents all funds
that are series of DWS
Institutional
Funds.)

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
7,419,268,465.268
75,680,830.436
23,537,051.802
41,366,013.000

*	Broker non-votes are proxies
received by the Fund from brokers
or nominees when the
broker or nominee neither has
received instructions from the
beneficial owner or other
persons entitled to vote nor has
discretionary power to vote on a
particular matter.



C:\Documents and
Settings\e457772\Local
Settings\Temporary
Internet Files\OLKD\IPP4.rtf